Exhibit 99.8

Press Release

New Jersey, 9 July 2012

CEDC and Russian Standard Sign Amended Definitive Agreements On Strategic Alliance, Investment In CEDC

•	Russian Standard Confirms its Commitment to Strategic Alliance with CEDC

¡	Reconfirms Its Commitment to Purchase Up to $210M of Newly Issued CEDC Senior Notes

¡	Proceeds To Extinguish CEDC 2013 Notes

•	CEDC Announces Management Changes, Board Addition

Mt. Laurel, New Jersey – July 9, 2012 — Central European Distribution Corporation (NASDAQ: CEDC) announced today that it has signed amended definitive agreements on its previously announced strategic alliance with Russian Standard Corporation (through Roust Trading Ltd., its “Roust Trading” unit).

The alliance is expected to significantly strengthen CEDC’s balance sheet and create a powerful portfolio of brands with enhanced production, distribution and sales channels throughout Central and Eastern Europe.

The agreements also provide for:

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A reaffirmation by Roust Trading to purchase up to $210 million principal amount of newly issued unsecured CEDC senior notes, due July 31, 2016, at a blended interest rate of 6.0%. This investment is expected to provide CEDC with the financial resources to repay or repurchase all of its outstanding 3.0% Senior Convertible Notes due 2013;

•

An agreement by Roust Trading to, subject to fulfillment of certain conditions, waive any potential contractual rights under the existing agreements between CEDC and Roust Trading arising from CEDC’s announcement on June 4, 2012 of a restatement of its financial statements and the issuance in exchange for that waiver of up to an additional 10 million shares of CEDC’s common stock in three tranches issuable at Roust Trading’s request; and

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The authorization for Roust Trading by CEDC to purchase additional CEDC common stock on the open market that, when added to the shares currently owned by Roust Trading and issuable to it pursuant to the transaction, would not exceed 33% of the outstanding share capital of CEDC. CEDC’s Board of Directors has agreed that upon receipt of certain Polish regulatory waivers, if and to the extent received, the threshold will be raised to 42.9%.

CEDC also announced that:

•

William V. Carey has resigned as CEDC’s Chairman, President, Chief Executive Officer and member of CEDC’s Board of Directors; Mr. Carey has agreed to serve as a consultant to the Company during a transition period;

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David Bailey, the current Lead Director of CEDC’s Board of Directors, has been appointed Interim Chief Executive Officer. Mr. Bailey, 68, has been a director of CEDC since December 2003. He joined International Paper in 1968 and has held various levels of responsibility within that company including President IP Poland, and Managing Director Eastern Europe, including Russia. He retired from International Paper in 2008 and has opened a private consulting business for Poland and Russia. He also was Chairman of OAO Svetogorsk (Russia) and IP Kwidzyn (Poland). He also was responsible for the creation and development of the most popular tissue brand in Poland, Velvet.

•	Roustam Tariko, Founder and Chairman of Russian Standard Corporation, has been appointed by the CEDC Board of Directors as a member of the Board and as non-Executive Chairman of the Board; and

•	N. Scott Fine, a current member of CEDC’s Board of Directors, has been appointed as Lead Director of the Board.

Mr. Bailey stated: “The Board and I believe that CEDC’s alliance with Russian Standard presents a tremendous opportunity to move forward as a company. With the investment by Russian Standard having secured our ability to retire our 2013 convertible notes, we can now focus all of our energies on growing and improving our business – both through internal efforts and through our new strategic alliance with Russian Standard. This combination has multiple benefits for all involved and we are very excited about the opportunities it provides.”

He continued: “Our selection process for a permanent Chief Executive Officer will focus on candidates who know our industry and have the experience to immediately contribute to our executive team. On behalf of the entire Board, I would like to thank Bill Carey for his dedication to CEDC and to wish him all the best in his future endeavors. Thanks to Bill’s leadership as CEO from the Company’s founding, we will be building on a base as one of the world’s largest vodka producers, with a strong portfolio of brands.”

Mr. Tariko said: “I believe the strategic alliance between CEDC and Russian Standard will provide significant benefits to both companies. I look forward to contributing to CEDC’s growth and serving its stockholders in my new role as non-Executive Chairman of the CEDC Board.”

Terms of the Investment

On July 9, 2012, CEDC entered into an agreement with Roust Trading that amended and restated the securities purchase agreement dated April 23, 2012 (the “Original Securities Purchase Agreement”) between CEDC and Roust Trading. Pursuant to the Original Securities Purchase Agreement, on May 4, 2012, CEDC sold to Roust Trading (i) 5,714,286 shares (the “Initial Shares”) of Common Stock for an aggregate purchase price of $30 million, or $5.25 per share, and (ii) a debt security with a face value of $70 million (the “New Debt”), which has a stated interest rate of 3.0% and matures on March 18, 2013.

CEDC and Roust Trading agreed to amend the terms of the Original Securities Purchase Agreement as follows:

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CEDC will issue to Roust Trading as a purchase price adjustment with respect to the Initial Shares and the New Debt, and as consideration for Roust Trading’s conditional waiver of certain rights with respect to the Original Securities Purchase Agreement, up to 10 million shares of Common Stock, in three tranches issuable after the following milestones: 3 million shares following the date of the Agreements, 5 million shares following the date of the approval by shareholders of the Russian Standard transaction, and 2 million shares following the date that Roust Trading has satisfied its obligation under the amended and restated securities purchase agreement to effectively fund the redemption of any outstanding 3.0% Senior Convertible Notes due 2013 on their maturity on March 15, 2013;

•	CEDC’s Board of Directors has agreed, subject to applicable blackout periods and regulatory limitations, to authorize Roust Trading to purchase an amount of shares of CEDC’s Common

Stock in the market that, when added to the shares currently owned by Roust Trading and issuable to it pursuant to the transaction, would not exceed 33% of the outstanding share capital of CEDC. CEDC’s Board of Directors has agreed that upon receipt of certain Polish regulatory waivers if and to the extent received, the threshold will be raised to 42.9%;

•

The interest under the debt securities to be issued by CEDC to Roust Trading that the parties had previously agreed would be payable in shares of Common Stock, will be payable in shares of Common Stock at or determined by reference to a price per share of Common Stock of $3.44 rather than $5.25 as previously agreed; and

•	The final maturity date for the New Debt will be extended to July 31, 2016 from March 18, 2013.

CEDC and Roust Trading have also entered into an amended and restated governance agreement, dated July 9, 2012 providing Roust Trading with the right to appoint 4 members to CEDC’s Board of Directors upon Roust Trading (and its affiliates) reaching 40% ownership of CEDC’s outstanding Common Stock. In addition, CEDC and Roust Trading agreed that the Nominating and Corporate Governance Committee of CEDC’s Board of Directors shall consist of a majority of directors unaffiliated with Russian Standard and that CEDC will form a Russia Oversight Committee of the CEDC Board of Directors to oversee CEDC’s operations in Russia.

Jefferies & Company, Inc. served as financial advisor to CEDC’s Board of Directors with respect to the transaction. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisors to CEDC. Ropes & Gray LLP acted as legal advisors to Roust Trading.

Update on Financial Restatement

CEDC’s management, under the supervision and at the direction of the Audit Committee of CEDC’s Board of Directors, is continuing to review its financial statements, as announced by CEDC on its Form 8-K on June 4, 2012. Following CEDC’s announcement, the Audit Committee initiated an internal investigation regarding CEDC’s retroactive trade rebates and related accounting issues. This investigation is being conducted with the assistance of outside legal counsel retained by the Audit Committee. The Audit Committee, through its counsel, voluntarily notified the United States Securities and Exchange Commission of the investigation.

CEDC’s management has made a preliminary determination that the aggregate effect of the adjustments identified to date will result in a cumulative reduction of each of revenue and EBITDA for the period from January 1, 2010 through December 31, 2011 of approximately $49 million, primarily reflecting the fact that certain retroactive trade rebates were not properly recorded by CEDC’s principle operating subsidiary in Russia, the Russian Alcohol Group, and therefore both net revenues and accounts receivable were overstated. In addition, CEDC’s management has preliminarily determined that the adjustments identified to date will result in impairment charges of approximately $10 million. The expected effects of the restatement described above are based on currently available information. CEDC management continues to assess whether a restatement of December 31, 2009 will be required and is determining the impact of any adjustments to the previously reported March 31, 2012 financial statements. Because the Company’s accounting review and investigation are ongoing and the Audit Committee has requested a review of the matters described above, the estimates included herein are subject to change until the final restated financial statements are filed with the Commission.

About Central European Distribution Company

CEDC is one of the world’s largest producers of vodka and Central and Eastern Europe’s largest integrated spirit beverage company. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with brands such as Concha y Toro, among others.

About Russian Standard Corporation

Russian Standard Corporation is one of Russia’s most successful private companies with business interests in premium vodka, spirits distribution, banking and insurance. Russian Standard Vodka is the global leader in authentic Russian premium vodka and the only Russian global brand with sales in over 75 markets around the world. Its 2011 sales exceeded 2.6 million 9-liter cases. Roust Inc. is one of Russia’s leading premium spirits distributors, representing such well-known brands as Gancia, Rémy Martin, Metaxa, St Remy, Cointreau, Jagermeister, Molinari, Whyte & Mackay, and Dalmore. In 2011, Russian Standard acquired a 70% stake in Gancia SPA, the legendary Italian wine-making company that created the first Italian sparkling wine. With 2000 hectares of vineyards, 5 million kilograms of grapes vinified, Gancia produces around 25 million bottles of sparkling wine, wines and aperitifs each year. Russian Standard Bank is the largest privately owned financial institution in Russia and is a leader in the Russian consumer finance market, including consumer loans and credit cards. Since 1999 the Bank has been setting new standards in consumer banking, with over 25 million clients, over US$45 billion in loans granted and 35 million credit cards issued. Russian Standard Bank is the exclusive issuer and service provider for American Express and Diners Club International cards in Russia.

Russian Standard Corporation has over 19,000 employees working in offices in Moscow, St Petersburg, New York, Paris, London and Kiev. The total assets of Russian Standard Corporation exceed US$5 billion.

Cautionary Statement about Forward-Looking Information

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements about the transaction, the future liquidity and results of CEDC following completion of the transaction, and the expected effects of the restatement. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements. Such risks include, among others, uncertainties regarding the timing and completion of the transaction and the satisfaction of the conditions thereto, the possibility that competing transaction proposals may be made, the risk that regulatory approvals of the transaction on the proposed terms will not be obtained on a timely basis, the risk that shareholder approval of the transaction may not be obtained, the risk that Roust Trading will fail to fund some or all of its investment in CEDC, the risk that CEDC may need to raise additional funds to repay its indebtedness after completion of the transaction, and uncertainties regarding the timing of the completion of the Audit Committee’s investigation and the restatement.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2011, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission.

Additional Information

CEDC will file copies of the securities purchase agreement and related transaction agreements with the SEC on a Form 8-K to which investors should refer for additional information on the terms of the transaction.

In connection with the transaction, CEDC will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to stockholders of CEDC. CEDC STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. CEDC stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http:// www.sec.gov. In addition, documents filed by CEDC are available at the SEC’s public reference room located at 100F Street, N.E. Washington, D.C. 20594. CEDC stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request to James Archbold, Vice President, at 3000 Atrium Way, suite 265, Mt. Laurel, NJ 08054, telephone (856) 273-6980 or from CEDC’s website, www.cedc.com.

CEDC and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the transaction under the rules of the SEC. Information about the directors and executive officers of CEDC is included in the amendment to CEDC’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2012 and current reports on Form 8-K filed with the SEC. Shareholders may obtain additional information regarding the interests of CEDC and its directors and executive officers in the transaction, which may be different than those of CEDC shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction, when filed with the SEC.

Contact

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

856-273-6980

Sitrick And Company

212-573-6100

Michael Sitrick

Mike_Sitrick@Sitrick.com

Lance Ignon

Lance_Ignon@Sitrick.com

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6061

Oleg Yegorov

Russian Standard Corporation

7-495-967-0990

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